Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the  incorporation by reference in the Registration  Statement on:
(a) Form S-8 (333-94995)  pertaining to the 1996 CSI Stock Option Plan, the 1999
Section 3(i) Share Option Plan, the 1999 Employee Stock Purchase Plan and the 1999 Non-Employee Directors Stock Option Plan of Commtouch Software Ltd.;(b) Form F-3 (333-89773) pertaining to the resale of 2,052,051 ordinary shares of Commtouch Software Ltd. by Vulcan Ventures Incorporated, InfoSpace (formerly "Go2Net, Inc.") and Microsoft Corporation and a warrant exercisable for 1,136,000 ordinary shares of Commtouch Software Ltd. by InfoSpace; and (c) Form F-3 (333-46192) pertaining to the sale by Commtouch Software Ltd. of its 4,000,000 ordinary shares of our report dated February 14, 2001 with respect to the consolidated financial statements and schedule of Commtouch Software Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2000.

Tel-Aviv, Israel
May 15, 2001


                                                   KOST, FORER & GABBAY
                                         A member of Ernst & Young international